EMPLOYMENT AGREEMENT

         This Employment Agreement (the "AGREEMENT") is made and entered into as of this 20th day of July 2005 (the "EFFECTIVE DATE"), by and between Marsh & McLennan Companies, Inc. ("MMC" or the "COMPANY"), a Delaware corporation, and Michael G. Cherkasky (the "EXECUTIVE").

         WHEREAS, the Executive and the Company desire to embody in this Agreement the terms and conditions of the Executive's continued employment by the Company;

         NOW, THEREFORE, in consideration of the premises and mutual promises contained in this Agreement, including the compensation paid to the Executive, the parties hereby agree:

                                   ARTICLE 1

                     EMPLOYMENT, DUTIES AND RESPONSIBILITIES

     1.1 EMPLOYMENT; REPORTING. The Company shall continue to employ the Executive as its Chief Executive Officer. The Executive hereby accepts such continued employment, subject to the terms and conditions of this Agreement. The Executive shall report directly to the Board of Directors of the Company (the "BOARD").

     1.2 DUTIES AND RESPONSIBILITIES.

     (a) The Executive shall have such duties and responsibilities and power and authority as those normally associated with the position of chief executive officer in public companies of a similar stature, as well as any additional duties, responsibilities and/or powers and authority assigned to him by the Board which are consistent with his position as Chief Executive Officer.

     (b) The Executive agrees to use his best efforts to promote the interests of the Company, and agrees that he will devote his entire working time, care and attention to his duties, responsibilities and obligations to the Company throughout the Term (as defined in Section 2.1 hereof). The Executive may serve as a member of the New York Legal Assistance Group Board, and may also serve on the boards of other civic, charitable and corporate entities with the prior written consent of the Board so long as such activity does not interfere with the Executive's duties and responsibilities as Chief Executive Officer of the Company.

     1.3 EXISTING EMPLOYMENT AGREEMENT. The existing Employment Agreement dated July 7, 2004 among the Executive, Marsh USA, Inc. and Kroll, Inc. (the "PRIOR AGREEMENT") shall terminate as of the execution of this Agreement by both parties, and will thereafter be of no further force or effect, PROVIDED, HOWEVER, that the retention award of shares of MMC granted to the Executive pursuant to Section 3(e) of the Prior Agreement (the "EXISTING


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

RETENTION AWARD") shall remain in place under the terms provided for therein, except that the "Company" as referred to therein shall also include MMC. In no event shall the vesting date of the Existing Retention Award under the Prior Agreement be later than July 8, 2008, and such award shall be made in addition to all compensation provided under this Agreement.

                                    ARTICLE 2

                                      TERM

     2.1 EMPLOYMENT PERIOD. The initial term of the Executive's employment under this Agreement (the "INITIAL TERM") shall commence on the Effective Date and shall continue through July 20, 2008. Thereafter, this Agreement shall automatically renew for successive one (1) year terms (each, a "RENEWAL TERM") unless either party sends a notice of termination to the other party in accordance with Section 6.2 hereof at least ninety (90) days prior to the expiration of the Initial Term or Renewal Term, as the case may be. The Initial Term, together with any and all Renewal Terms, if any, are the "TERM."

     2.2 PAYMENT DUE TO NON-RENEWAL BY THE COMPANY. If, prior to the Executive's sixty-second (62nd) birthday, the Company sends a notice of termination of the Term to the Executive as provided in Section 2.1 hereof, and after the expiration of the Term the Executive's employment is terminated (A) by the Company without Cause (as defined in Section 5.1 hereof) or due to death or Disability (as defined in Section 5.4 hereof) or (B) by the Executive for any reason, then the Company shall pay to the Executive, in a lump sum within thirty
(30) days of the effective date of such termination of employment, a cash amount equal to the sum of (x) the Executive's then-current Base Salary (as defined in Section 3.1 hereof) and (y) the average annual bonus (as described in Section
3.2 hereof) actually paid to the Executive (including amounts paid in restricted stock, if any) during the three (3) years immediately prior to the termination. In addition, if at any time the Company sends a notice of termination of the Term to the Executive as provided in Section 2.1 hereof, and after the expiration of the Term the Executive's employment is terminated (A) by the Company without Cause (as defined in Section 5.1 hereof) or due to death or Disability (as defined in Section 5.4 hereof) or (B) by the Executive for any reason, then (a) the Company shall also pay to the Executive the Accrued Obligations (as defined in Section 5.5(a) hereof) within thirty (30) days of the effective date of such termination and (b) all unvested equity awards (which as used in this Agreement include stock options) held by the Executive as of the date of termination that were granted to the Executive pursuant to Sections 3.2,
3.3 and 3.4 hereof shall immediately fully vest as of the date of termination. For the avoidance of doubt, and notwithstanding anything contained herein to the contrary, the giving of such notice of termination of the Term by the Company shall not constitute a "Good Reason" (as defined in Section 5.2 hereof), and a payment made by the Company to the Executive under this Article 2 shall preclude the Executive from thereafter receiving any payment provided for (i) in Article 5 hereof or (ii) under any separation or severance plan, program, agreement or other arrangement in which the Executive is a participant or a party.


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

                                   ARTICLE 3

                                  COMPENSATION

As compensation and consideration for the performance by the Executive of his obligations under this Agreement, during the Term the Executive shall be entitled to the compensation and benefits set FORTH IN this Article 3 (collectively, "COMPENSATION") (subject, in each case, to the provisions of Article 5 hereof).

     3.1 BASE SALARY. The Executive shall receive an annual base salary ("BASE SALARY") of $ 1.0 million. The Base Salary shall be reviewed at least annually by the Board, and may be increased (but not decreased) in the sole discretion of the Board. If the Executive's Base Salary is increased, the increased amount shall thereafter be the Base Salary. The Base Salary shall be payable in installments, consistent with the Company's payroll procedures in effect from time to time. At the end of the first payroll period that commences after the Effective Date, the Executive shall also receive a lump-sum payment (subject to appropriate deductions) equal to the difference between the Base Salary and the Executive's base salary in effect immediately prior to the Effective Date prorated for the period from October 14, 2004 to the Effective Date.

     3.2 ANNUAL BONUS. In addition to Base Salary, the Executive shall be eligible to participate throughout the Term in such annual bonus plans and programs ("ANNUAL BONUS PROGRAMS"), as may be in effect from time to time in accordance with the Company's compensation practices and the terms and provisions of any such plans or programs. The Executive's annual bonus opportunity will range between one hundred-fifty percent (150%) and three hundred percent (300%) of his Base Salary. The actual bonus amounts will be determined by the Committee based on the Executive's achievement of Company-wide and individual performance goals, with bonuses in the upper portion of the annual bonus opportunity range being earned only for superior achievement of such performance goals; provided, HOWEVER, that the Executive's bonus for 2005 shall be no less than $2.5 million (the "2005 MINIMUM BONUS"). The annual bonus shall be paid entirely in cash, except that, in the discretion of the Committee, up to twenty percent (20%) of the bonus for each year after 2005 may be paid in restricted stock of the Company, which restricted stock will vest three years from the applicable grant date.

     3.3 LONG-TERM AND EQUITY COMPENSATION. The Executive shall also be eligible to participate in the Company's long-term incentive compensation plans (including its equity-compensation plans) applicable to MMC's senior executive officers. The specific awards under these plans will be made by the Committee in its sole discretion, commensurate with the Executive's position as Chief Executive Officer. Notwithstanding the foregoing, the Committee shall each year grant to the Executive long-term incentive compensation comprised of (i) a restricted stock or restricted stock unit award and/or (ii) a stock option or stock-settled stock appreciation right, with a combined grant-date target value of $5.0 million, as determined by the Committee, and provided further that neither the restricted stock nor the stock option portion of the award shall comprise more than two-thirds of the total grant-date target value of the award.


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

Each restricted stock award will vest three years from the grant date, while one-third of each stock option award will vest on each of the first, second and third anniversaries of the grant date.

     3.4 INITIAL RETENTION AWARD. Within two weeks of the Effective Date, the Executive shall be granted an initial retention award (the "INITIAL RETENTION AWARD") comprised of (i) restricted stock with a grant-date value of $3.75 million and (ii) stock options with a grant-date value of $3.75 million (which options shall have an exercise price on the grant date that is equal to the Fair Market Value (as defined in the 2000 Senior Executive Incentive and Stock Award
Plan) of the stock of the Company on such date but such stock options cannot be exercised until vested and the price of the Company's stock exceeds such Fair Market Value by at least fifteen percent (15%) for a period of at least thirty
(30) consecutive trading days). The restricted stock award will vest three years from the grant date, while one-third of the stock option award will vest on each of the first, second and third anniversaries of the grant date. Additional terms and conditions of the awards shall be determined by the Committee and contained in the grant agreements, provided that no such term or condition SHALL BE inconsistent with any provision of this Agreement.

     3.5 BENEFIT PLANS. The Executive and the Executive's spouse and eligible dependents, as the case may be, shall be eligible to participate in employee benefit and fringe benefit plans and programs provided by the Company, including but not limited to pension, life insurance, health, dental and disability plans and programs, on terms and conditions generally applicable to executives of the Company. Nothing herein shall limit the Company's ability to change, modify, cancel or amend any such plans. The Executive shall be eligible to participate in the Company's retiree medical program as may be in effect from time to time.

     3.6 EXECUTIVE FINANCIAL SERVICES PROGRAM. The Executive shall be eligible to participate in the MMC Financial Services Program as in effect from time to time.

     3.7 EXPENSES. The Company will reimburse the Executive for reasonable business-related expenses incurred by him in connection with the performance of his duties hereunder during the Term, subject, however, to the Company's written policies relating to business-related expenses as in effect, from time to time, during the Term, a copy of which has previously been provided to the Executive.

     3.8 VACATION. The Executive shall be entitled to paid vacation in accordance with the Company's policy in effect from time to time during the Term.

     3.9 INDEMNIFICATION. The Executive shall be entitled to indemnification in accordance with the Company's by-laws as in effect from time to time.

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


                                   ARTICLE 4

                 NONCOMPETITION/NONSOLICITATION/CONFIDENTIALITY

     4.1 NONCOMPETITION AND NONSOLICITATION PERIODS

     (a) During the Executive's employment with the Company and during the applicable noncompetition/nonsolicitation period following termination of the Executive's employment with the Company for any reason (other than a termination of employment by the Company due to Disability (as defined in Section 5.4 hereof) or a non-renewal of the Term by the Company on or after the Executive's sixty-second (62nd) birthday), the Executive shall not, directly or indirectly:

     (i)   engage in any Competitive Activity or

     (ii) whether on behalf of himself or any other person or entity (x) solicit any customer or client of the Company or any subsidiary with respect to a Competitive Activity or (y) solicit or employ any employee of the Company or any subsidiary for the purpose of causing such employee to terminate his or her employment with the Company or such subsidiary.

For purposes of this Agreement, "Competitive Activity" shall mean the Executive's engaging in an activity other than the practice of law - whether as an employee, consultant, principal, member, agent, officer, director, partner or shareholder (except as a less than 1% shareholder of a publicly traded company)
- that is competitive with any business of the Company or any subsidiary conducted by the Company or such subsidiary as of the date of the termination of the Executive's employment; provided, however, that the Executive may be employed by or otherwise associated with:

     (i) a business of which a subsidiary, division, segment, unit, etc. is in competition with the Company or any subsidiary but as to which such subsidiary, division, segment, unit, etc., the Executive has absolutely no direct or indirect responsibilities or involvement, or

     (ii)  a company where the Competitive Activity is:

          (x) from the perspective of such company, de MINIMIS with respect to the business of such company and its affiliates, and

          (y) from the perspective of the Company or any subsidiary, not in material competition with the Company or any subsidiary.


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

The noncompetition/nonsolicitation period shall be (x) 12 months from the date of termination if termination occurs after the expiration of the Term due to a non-renewal of the Term by the Company and the Executive has received the related non-renewal payment provided for in Section 2.2 hereof or (y) otherwise shall be 24 months from the date of termination. If the termination of the Executive's employment is in connection with a Change in Control as provided in
Section 5.6 hereof, then the noncompetition/nonsolicitation period shall be 24 months from the date of termination.

     (b) At all times prior to and following the Executive's termination of employment, the Executive shall not disclose to anyone or make use of any trade secret or proprietary or confidential information of the Company, including such trade secret or proprietary or confidential information of any customer or client or other entity to which the Company owes an obligation not to disclose such information, which the Executive acquires during the Executive's employment with the Company, including but not limited to records kept in the ordinary course of business except:


     (i) As such disclosure or use may be required or appropriate in connection with the Executive's work as an employee of the Company;

     (ii) When required to do so by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order the Executive to divulge, disclose or make accessible such information;

     (iii) As to such confidential information that becomes generally known to the public or trade without the Executive's violation of this Section 4.1(b); or

     (iv) To the Executive's spouse and/or the Executive personal tax and financial advisors as reasonably necessary or appropriate to advance the Executive's tax, financial and other personal planning (each and "Exempt Person"), PROVIDED, HOWEVER, that any disclosure or use of any trade secret or proprietary or confidential information of the Company by an Exempt Person shall be deemed to be a breach of this
           Section 4.1(b) by the Executive.


     (c) The Executive acknowledges and agrees that the covenants contained in Sections 4.1(a) and (b) hereof are reasonable and necessary to protect the Company's confidential information and goodwill. The Executive further represents that his experience and capabilities are such that the provisions of Sections 4.1(a) and (b) hereof will not prevent him from earning a livelihood.


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

                                   ARTICLE 5

                         TERMINATION; CHANGE OF CONTROL

     5.1 TERMINATION BY THE COMPANY. The Company shall have the right, subject to the terms of this Agreement, to terminate the Executive's employment at any time, with or without "Cause." The Company shall give the Executive written notice of a termination for Cause (the "CAUSE NOTICE") in accordance with
Section 6.2 hereof. The Cause Notice shall state the particular action(s) or inaction(s) giving rise to the termination for Cause. No action(s) or inaction(s) will constitute Cause unless (1) a resolution finding that Cause exists has been approved by a majority of all of the members of the Board at a meeting at which the Executive is allowed to appear with his legal counsel and
(2) where remedial action is feasible, the Executive fails to remedy the action(s) or inaction(s) within ten (10) days after receiving the Cause Notice. If the Executive so effects a cure to the satisfaction of the Board, the Cause Notice shall be deemed rescinded and of no force or effect. For purposes of this Agreement, "CAUSE" shall mean only:

     (a) any willful refusal by the Executive to follow lawful directives of the Board which are consistent with the scope and nature of the Executive's duties and responsibilities as set forth herein;

     (b) the Executive's conviction of, or plea of guilty or NOLO CONTENDERE to, a felony or of any crime involving moral turpitude, fraud or embezzlement;

     (c) any gross negligence or willful misconduct of the Executive resulting in a material loss to the Company or any of its subsidiaries, or material damage to the reputation of the Company or any of its subsidiaries;

     (d) any material breach by the Executive of any one or more of the covenants referred to in Article 4 hereof; or

     (e) any violation of any statutory or common law duty of loyalty to the Company or any of its subsidiaries.

     5.2 TERMINATION BY THE EXECUTIVE. The Executive shall have the right, subject to the terms of this Agreement, to terminate his employment at any time with or without "Good Reason"; provided, that the Executive must give the Company at least 30 days' prior written notice of any termination by the Executive without Good Reason in accordance with Section 6.2 hereof. For purposes of this Agreement, "GOOD REASON," shall mean the occurrence of any of the following during the Term, without the Executive's prior written consent, during the 60-day period preceding a termination by the Executive (provided that an isolated, insubstantial or inadvertent action not taken in bad faith or a failure not occurring in bad faith which is remedied by the Company promptly after receipt of notice thereof given by the Executive shall not constitute Good Reason): (A) the assignment to the Executive of any duties materially inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by this Agreement; (B) any removal of the Executive from any of the positions he holds as of the date of this Agreement; (C) any failure by the Company to comply with the provisions of Article 3 hereof; (D) a failure by the Company to comply with any other material provision of this Employment Agreement; or (E) a change in the Executive's principal work location to more than 50 miles from the Company's current headquarters in New York City.

     5.3 DEATH. In the event the Executive dies during the Term, the Executive's employment shall automatically terminate, such termination to be effective on the date of the Executive's death.

     5.4 DISABILITY. In the event that the Executive shall suffer a disability during the Term which shall have prevented him from performing satisfactorily his obligations hereunder for a period of at least ninety (90) consecutive days or one hundred eighty (180) non-consecutive days within any three hundred sixty-five (365) day period ("DISABILITY"), the Company shall have the right to terminate the Executive's employment, such termination to be effective upon the giving of notice thereof to the Executive in accordance with Section 6.2 hereof.

     5.5 EFFECT OF TERMINATION.

     (a) In the event of termination of the Executive's employment for any reason during the Term, the Term shall end as of the date of termination and the Company shall (x) pay to the Executive (or his beneficiary, heirs or estate in the event of his death), as provided in Section 5.7 hereof, (i) any Base Salary to the extent not theretofore paid, (ii) any reimbursable business expenses that have not yet been reimbursed, and (iii) if not yet paid, the earned annual bonus for the calendar year that preceded the time of the termination, and (y) vest any restricted stock awarded to the Executive as part of his annual bonus pursuant to Section 3.2 hereof (collectively, the "ACCRUED OBLIGATIONS").

     (b) In the event of termination of the Executive's employment during the Term (i) by the Company for Cause or (ii) by the Executive for other than for Good Reason, neither the Executive nor any beneficiary, heir or estate of the Executive shall be entitled to any further compensation other than the Accrued Obligations. In such event, all of the Executive's outstanding unvested equity-based awards shall be immediately forfeited.

     (c) In the event of termination of the Executive's employment during the Term (i) by the Company based on the Disability of the Executive as defined in
Section 5.4 hereof, or (ii) due to the Executive's death, the Company shall pay the Executive (or his estate, beneficiary or heir in the case of death), in addition to the Accrued Obligations, a prorated target annual bonus for the year in which the termination occurs based on the portion of the year elapsed as of the date of such termination; PROVIDED, HOWEVER, that if such termination occurs prior to the payment of the 2005 Minimum Bonus, such bonus shall be paid in lieu of the prorated target annual bonus. Any such bonus amount shall be paid as provided in Section 5.7 hereof. In addition, upon such a termination, all unvested equity awards held by the Executive as

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

of the date of termination that were granted to the Executive pursuant to Sections 3.2, 3.3 and 3.4 hereof shall immediately fully vest as of the date of termination.

     (d) In the event of termination of the Executive's employment during the Term (i) by the Company other than for Cause (and not due to the Executive's death or Disability), or (ii) by the Executive for Good Reason, in either case which is not covered by Section 5.6 hereof, the Company shall pay the Executive, in addition to the Accrued Obligations, a lump sum amount equal to 200% times the sum of (x) the Executive's then-current Base Salary and (y) the average annual bonus actually paid to the Executive (including amounts paid in restricted stock, if any) during the three years prior to the termination (or such shorter time if the termination occurs prior to the payment of three annual bonuses to the Executive, or if termination occurs before any annual bonus has been actually paid to the Executive, then the 2005 Minimum Bonus shall be used for purposes of determining the average annual bonus (such sum is the "Annual Compensation"). The Executive shall also be entitled to a prorated annual bonus for the year in which the termination occurs based on the degree of achievement of goals under the bonus program in effect at the time of termination and the portion of the year elapsed as of the date of such termination; PROVIDED, HOWEVER, that if such termination occurs prior to the payment of the 2005 Minimum Bonus provided for in Section 3.2 hereof, such bonus shall be paid in lieu of the prorated annual bonus. The degree of achievement of goals shall be determined in accordance with the bonus program, except that should any goals be of a subjective nature, the degree of achievement thereof shall be determined by the Company in its sole discretion. Any such bonus amount shall be paid at the same time as annual bonuses for the year are paid to the Company's senior executives generally. In addition, upon such a termination, all unvested equity awards held by the Executive as of the date of termination that were granted to the Executive pursuant to Sections 3.2, 3.3 and 3.4 hereof shall immediately fully vest as of the date of termination.

     5.6 CHANGE IN CONTROL. Upon the termination of the Executive's employment by the Company without Cause or by the Executive for Good Reason (i) during the 6-month period immediately preceding the occurrence of a Change in Control (as defined in the Company's 2000 Senior Executive Incentive and Stock Award Plan, as in effect on the date hereof) or (ii) during the 2-year period immediately following a Change in Control, the Executive shall be entitled to receive, in addition to the Accrued Obligations, a lump sum amount equal to 300% times the Annual Compensation (as defined in Section 5.5(d) hereof). The Executive shall also be entitled to a prorated annual bonus for the year in which the termination occurs based on the portion of the year elapsed as of the date of such termination multiplied by the greater of (I) the Executive's target annual bonus for the year of termination or (II) the average annual bonus actually paid to the Executive (including amounts paid in restricted stock, if any) during the three years prior to the termination (or such shorter time if the termination occurs prior to the payment of three annual bonuses to the Executive); PROVIDED, HOWEVER, that if such termination occurs prior to the payment of the 2005 Minimum Bonus provided for in Section 3.2 hereof, such bonus shall be paid in lieu of the prorated annual bonus. Any such bonus amount shall be paid as provided in Section 5.7 hereof. In addition, all equity-based awards held by the Executive as of the date of the Change in Control shall vest in

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

accordance with the terms and conditions of the applicable equity compensation plan and/or agreement, PROVIDED, HOWEVER, that all equity-based awards granted to the Executive which are unvested on the date of termination shall then immediately fully vest.

     5.7 CONDITIONS.  Any payments or benefits made or provided pursuant to this
Article 5 (other than the Accrued Obligations) are subject to the Executive's:

     (a) compliance with the provisions of Article 4 and Section 5.9 hereof (provided that this shall not affect the timing of the payment to the Executive provided for below in this Section 5.7 unless the Executive is in material breach of any of such provisions as of the time such payment is to be made);

     (b) delivery to the Company of an executed General Release, which shall be substantially in the form attached hereto as Exhibit A, with such changes therein or additions thereto as needed under then applicable law to give effect to its intent and purpose; and

     (c)   delivery  to  the  Company  of  a   resignation   from  all  offices,
directorships and fiduciary positions with the Company, its affiliates and employee benefit plans.

         Notwithstanding the due date of any post-employment payments, any amounts due following a termination under this Agreement (other than the Accrued Obligations) shall not be due until after the expiration of any revocation period applicable to the General Release without the Executive having revoked such General Release, and any such amounts shall be paid to the Executive within thirty (30) days of the expiration of such revocation period without the occurrence of a revocation by the Executive (or such later date as may be required under Section 409A of the Internal Revenue Code of 1986, as amended (the "CODE"). Nevertheless (and regardless of whether the General Release has been executed by the Executive), upon any termination of Executive's employment, Executive shall be entitled to receive the Accrued Obligations, payable within thirty (30) days after the date of termination or in accordance with the applicable plan, program or policy.

     5.8 NO MITIGATION. The Executive shall be under no obligation to seek other employment following a termination of his employment with the Company for any reason. In addition, there shall be no offset against amounts due to the Executive under this Article 5 on account of any compensation attributable to any subsequent employment.

     5.9 COOPERATION; ASSISTANCE. The Executive agrees to cooperate fully, subject to reimbursement by the Company of reasonable out-of-pocket costs and expenses, with the Company and its counsel with respect to any matter (including any litigation, investigation or governmental proceeding) which relates to matters with which the Executive was involved or about which he had knowledge during his employment with the Company. Such cooperation shall include appearing from time to time at the offices of the Company or the Company's counsel for conferences and interviews and in general providing the officers of the Company and its counsel with the full benefit of the Executive's knowledge with respect to any such matter. The Executive further agrees, upon termination of his employment for any reason, to assist his successor in the transition of his duties and responsibilities to such successor. The Executive agrees to render such cooperation in a timely fashion and at such times as may be mutually agreeable to the parties.

                                   ARTICLE 6

                                  MISCELLANEOUS

     6.1 BENEFIT OF AGREEMENT, ASSIGNMENT; BENEFICIARY.

     (a) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns, including, without limitation, any corporation or person which may acquire all or substantially all of the Company's assets or business or with or into which the Company may be consolidated or merged. This Agreement shall also inure to the benefit of, and be enforceable by, the Executive and his personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive should die while any amount would still be payable to the Executive hereunder if he had continued to live, all such amounts shall be paid in accordance with the terms of this Agreement to the Executive's beneficiary, devisee, legatee or other designee, or if there is no such designee, to the Executive's estate.

     (b) The Company shall require any successor (whether direct or indirect, by operation of law, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.

     6.2 NOTICES. Any notice required or permitted hereunder shall be in writing and SHALL BE sufficiently given if personally delivered or if sent by certified mail, postage prepaid, with return receipt requested or by reputable overnight courier, addressed: (a) in the case of the Company to the General Counsel of the Company at the Company's then-current headquarters, and (b) in the case of the Executive, to the Executive's last known address as reflected in the Company's records, or to such other address as either party shall designate by written notice to the other party. Any notice given hereunder shall be deemed to have been given at the time of receipt thereof by the person to whom such notice is given if personally delivered or at the time of mailing if sent by certified mail or by courier.

     6.3 ENTIRE AGREEMENT; AMENDMENT. Except as specifically provided herein, this Agreement contains the entire agreement of the parties hereto with respect to the terms and conditions of the Executive's employment during the Term and supersedes any and all prior agreements and understandings, whether written or oral, between the parties hereto with respect to compensation due for services rendered hereunder (including without limitation the Prior Agreement). For the avoidance of doubt, in the event of any inconsistency between this Agreement and any plan of the Company, the terms of this Agreement shall control. This

Agreement may not be changed or modified except by an instrument in writing signed by both of the parties hereto.

     6.4 WAIVER. The waiver of either party of a breach of any provision of this Agreement shall not operate or be construed as a continuing waiver or as a consent to or waiver of any subsequent breach hereof.

     6.5 HEADINGS. The Article and Section headings herein are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

     6.6 GOVERNING LAW. This Agreement shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York without reference to the principles of conflict of laws.

     6.7 AGREEMENT TO TAKE ACTIONS. Each party hereto shall execute and deliver such documents, certificates, agreements and other instruments and shall take such other actions, as may be reasonably necessary or desirable in order to perform his or its obligations under this Agreement or to effectuate the purposes hereof.

     6.8 DISPUTE RESOLUTION. Any dispute or controversy arising from or relating to this Agreement and/or the Executive's employment or relationship with the Company shall be resolved by binding arbitration, to be held in New York City or in any other location mutually agreed to by the Company and the Executive in accordance with the rules and procedures of the American Arbitration Association. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The Executive and the Company agree that, in the event a dispute arises that concerns this Agreement, if the Executive is the Prevailing Party, the Executive shall be entitled to recover all of his reasonable fees and expenses, including, without limitation, reasonable attorneys' fees and expenses, incurred in connection with the dispute. A Prevailing Party is one who is successful on any significant substantive issue in the action and achieves either a judgment in such party's favor or some other affirmative recovery.

     6.9 SURVIVORSHIP. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to effectuate the intended preservation of such rights and obligations, including without limitation Article 4 hereof.

     6.10 VALIDITY. The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision or provisions of this Agreement, which shall remain in full force and effect. If any provision of this Agreement is held to be invalid, void or unenforceable, any court so holding shall substitute a valid, enforceable provision that preserves, to the maximum lawful extent, the terms and intent of this Agreement.

     6.11 CONSTRUCTION. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "INCLUDING" shall mean including without limitation.

     6.12 CODE SECTION 409A. It is intended that this Agreement and the Company's and the Executive's exercise of authority or discretion hereunder shall comply with the provisions of Code Section 409A and the treasury regulations relating thereto so as not to subject the Executive to the payment of interest and tax penalty which may be imposed under Code Section 409A. In furtherance of this interest, to the extent that any regulations or other guidance issued under Code Section 409A after the date of this Agreement would result in the Executive being subject to payment of interest and tax penalty under Code Section 409A, the parties agree to amend this Agreement in order to avoid the application of Code Section 409A.

     6.13 WITHHOLDING. All compensation paid or provided to the Executive under this Agreement shall be subject to any applicable income, payroll or other tax withholding requirements.

     6.14  COUNTERPARTS.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement effective as of the date first written above. The Company represents that its execution of this Agreement has been authorized by the Committee.

                              MARSH & MCLENNAN COMPANIES, INC.


                              By:    /s/ Lewis W. Bernard
                                     --------------------------
                              Name:  Lewis W. Bernard
                              Title: Chair, Compensation Committee of the
                                     Board of Directors



                                     /s/ Michael G. Cherkasky
                                     --------------------------
                                     MICHAEL G. CHERKASKY

                                    EXHIBIT A

                          GENERAL RELEASE OF ALL CLAIMS

1. For valuable consideration, the adequacy of which is hereby acknowledged, the undersigned ("EXECUTIVE"), on his own behalf and on behalf of his heirs, executors, administrators, successors, representatives and assigns, does herein knowingly and voluntarily unconditionally release, waive, and fully discharge Marsh & McLennan Companies, Inc. and its subsidiaries (including successors and assigns thereof) (collectively, the "COMPANY"), and all of their respective past, present and future employees, officers, directors, agents, affiliates, parents, predecessors, administrators, representatives, attorneys, and shareholders, and employee benefit plans, from any and all legal claims, liabilities, suits, causes of action (whether before a court or an administrative agency), damages, costs, attorneys' fees, interest, injuries, expenses, debts, or demands of any nature whatsoever, known or unknown, liquidated or unliquidated, absolute or contingent, at law or in equity, which were or could have been filed with any Federal, state, or local court, agency, arbitrator or any other entity, based directly or indirectly on Executive's employment with and separation from Company or based on any other alleged act or omission by or on behalf of Company prior to Executive's signing this General Release. Without limiting the generality of the foregoing terms, this General Release specifically includes all claims based on the terms, conditions, and privileges of employment, and those based on breach of contract (express or implied), tort, harassment, intentional infliction of emotional distress, defamation, negligence, privacy, employment discrimination, retaliation, discharge not for just cause, constructive discharge, wrongful discharge, the Age Discrimination in Employment Act of 1967, as amended (the "ADEA"), the Older Workers Benefit Protection Act of 1990, the Worker Adjustment and Retraining Notification Act, as amended, Executive Order 11,141 (age discrimination), Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Civil Rights Act of 1866 and 1871, Sections 1981 through 1988 of Title 42 of the United States code, as amended, 41 U.S.C. ss.1981 (discrimination), 29 U.S.C. ss.206(d)(1) (equal pay), Executive Order 11,246 (race, color, religion, sex and national origin discrimination), the National Labor Relations Act, the Equal Pay Act of 1993, the Americans with Disabilities Act of 1990, the Occupational Safety and Health Act, as amended, the Family Medical Leave Act, the Immigration Reform and Control Act, as amended, the Vietnam Era Veterans Readjustment Assistance Act, ss.ss.503-504 of the Rehabilitation Act of 1973 (handicap rehabilitation), the Employee Retirement Income Security Act of 1974, as amended, any federal, state or local fair employment, civil or human rights, wage and hour laws and wage payment laws, and any and all other Federal, state, local or other governmental statutes, laws, ordinances, regulations and orders, under common law, and under any Company policy, procedure, bylaw or rule. This General Release shall not waive or release any rights or claims that Executive may have which arise after the date of this General Release and shall not waive post-termination health-continuation insurance benefits required by state or Federal law.

2. Executive intends this General Release to be binding on his successors, and Executive specifically agrees not to file or continue any claim in respect of matters covered by Section 1, above. Executive further agrees never to institute any suit, complaint, proceeding, grievance or action of any kind at law, in equity, or otherwise in any court of the United States or in any state, or in any administrative agency of the United States or any state, county or municipality, or before any other tribunal, public or private, against Company arising from or relating to his employment with or his termination of employment from Company and/or any other occurrences to the date of this General Release, other than a claim challenging the validity of this General Release under the ADEA or respecting any matters not covered by this General Release.

3. Executive is further waiving his right to receive money or other relief in any action instituted by him or on his behalf by any person, entity or governmental agency in respect of matters covered by this General Release. Nothing in this General Release shall limit the rights of any governmental agency or his right of access to, cooperation or participation with any governmental agency, including without limitation, the United States Equal Employment Opportunity Commission. Executive further agrees to waive his rights under any other statute or regulation, state or federal, which provides that a general release does not extend to claims which Executive does not know or suspect to exist in his favor at the time of executing this General Release, which if known to him must have materially affected his settlement with Company.

4. Executive agrees that Executive shall not be eligible and shall not seek or apply for reinstatement or re-employment with Company and agrees that any application for re-employment may be rejected without explanation or liability pursuant to this provision.

5. In further consideration of the promises made by Company in this General Release, Executive specifically waives and releases Company from all claims Executive may have as of the date of this General Release, whether known or unknown, arising under the ADEA. Executive further agrees that:

     (a) Executive's waiver of rights under this General Release is knowing and voluntary and in compliance with the Older Workers Benefit Protection Act of 1990 ("OWBPA");

     (b)  Executive understands the terms of this General Release;

     (c) The consideration offered by Company under Article 5 of that certain Employment Agreement dated as of the 20th day of July, 2005 by and between the Company and Executive (the "EMPLOYMENT AGREEMENT") in exchange for the General Release represents consideration over and above that to which Executive would otherwise be entitled, and that the consideration would not have been provided had Executive not agreed to sign the General Release and did not sign the Release;

     (d) Company is hereby advising Executive in writing to consult with an attorney prior to executing this General Release;

     (e) Company is giving Executive a period of twenty-one (21) days within which to consider this General Release;

     (f) Following Executive's execution of this General Release, Executive has seven (7) days in which to revoke this General Release by written notice. An attempted revocation not actually received by Company prior to the revocation deadline will not be effective; and

     (g) This General Release and all payments and benefits otherwise payable under Article 5 of the Employment Agreement (other than the Accrued Obligations) shall be void and of no force and effect if Executive chooses to so revoke, and if Executive chooses not to so revoke, this General Release shall then become effective and enforceable.

6. This General Release does not waive rights or claims that may arise under the ADEA after the date Executive signs this General Release. To the extent barred by the OWBPA, the covenant not to sue contained in Section 2, above, does not apply to claims under the ADEA that challenge the validity of this General Release.

7. To revoke this General Release, Executive must send a written statement of revocation to:

                                    Marsh & McLennan Companies, Inc.
                                    [Address]
                                    [City, State  Zip Code]
                                    Attn:  ______________________

     The revocation must be received no later than 5:00 p.m. on the seventh day following Executive's execution of this General Release. If Executive does not revoke, the eighth day following Executive's acceptance will be the "effective date" of this General Release.

8. This General Release shall be governed by the internal laws (and not the choice of laws) of the State of New York, except for the application of pre-emptive Federal law.

          PLEASE READ THIS AGREEMENT CAREFULLY. IT CONTAINS A RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS.




Date:  ___________________________              ________________________________
                                                Michael G. Cherkasky